Exhibit 99.1

EFI EXPANDS ITS INDUSTRIAL INKJET ADDRESSABLE

MARKET AND ANNOUNCES STRONG FOURTH QUARTER

PRELIMINARY RESULTS

EFI Acquires Cretaprint; Fourth Quarter 2011 Results Set

New Record Quarterly Revenue

FOSTER CITY, Calif., Jan. 10, 2012 — Electronics For Imaging, Inc. (Nasdaq: EFII), a world leader in customer-focused digital printing innovation, today announced that it has acquired privately-held Cretaprint S.L., for approximately $31 million and an earn-out of up to $21 million based on growth targets for 2012 and 2013. Cretaprint, with headquarters in Castellón, Spain, is a leading developer and supplier of inkjet printers for ceramic tiles.

The company expects the transaction to be accretive to 2012 earnings and immaterial to first quarter 2012 earnings. Cretaprint is expected to contribute approximately 5% to 7% to EFI’s 2012 revenue.

“As evidenced by our record revenues, we are benefitting from strong traction in our industrial inkjet segment and are excited about expanding into the ceramic tile market, which represents a tremendous growth opportunity for EFI,” said Guy Gecht, CEO of EFI. “We have been tracking the swift transformation from analog to digital technology in tile imaging for quite some time, and have been deeply impressed with the fast growth and global leadership position of Cretaprint.”

“We are extremely excited to join EFI and look forward to leveraging EFI’s Silicon Valley high-tech DNA, inkjet expertise, workflow, and color management,” said Victor Blasco, CEO of Cretaprint. “EFI’s global presence will accelerate the adoption of our digital technology across the globe and especially in emerging markets.”

Industry analysts continue to project rapid growth in ceramic tile inkjet printing, as noted by Dr. Ray Work, Work Associates. “The tile industry is moving towards inkjet,” said Dr. Work. “The financial incentives are so great that the entire industry is converting rapidly to inkjet. The ceramic tile manufacturer can pay back their investment in an inkjet digital press for ceramic tiles in as little as six months.”*

Fourth Quarter 2011 Preliminary Results

Separately, the company announced preliminary results for the fourth quarter of 2011, ended December 31. For the fourth quarter the company expects record revenues of approximately $163 million, compared to $145 million in the fourth quarter of 2010, marking EFI’s eighth consecutive quarter of double digit growth. Non-GAAP earnings per share for the three months ended December 31, 2011 are expected to be $0.34 to $0.35 per share, which includes a non-operational unfavorable currency impact of approximately $0.03, compared to earnings per share for the three months ended December 31, 2010 of $0.28 per share. The company noted that the results were driven by record revenue in both the inkjet and APPS segments, which contributed to continued strong growth in the company’s recurring revenues.

Conference Call Information

The Company will host a conference call today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to discuss the acquisition. The conference call will be webcast and investors will be able to access the conference call at the Investor Relations/Events & Presentations portion of EFI’s website at http://ir.efi.com/.

A replay of the webcast will also be available at the aforementioned website following the completion of the call.

The Company will provide its preliminary fourth quarter and fiscal year 2011 results on its regularly scheduled fourth quarter earnings conference call. The call is scheduled for Tuesday, January 24, 2012, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time).

About our Non-GAAP Net Income and Adjustments

To supplement our consolidated financial results prepared in accordance with GAAP, we use non-GAAP measures of net income (loss) and earnings per diluted share that are GAAP net income (loss) and GAAP earnings per diluted share adjusted to exclude certain recurring and non-recurring costs, expenses, and gains.

We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding non-cash expenses, significant recurring and non-recurring items that we believe are important to understanding our financial and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our board of directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes that the exclusion of the items described below, for which the amounts and/or timing may vary significantly depending upon the Company’s activities and other factors, facilitates comparability of the Company’s operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

We compute non-GAAP net income and non-GAAP earnings per diluted share by adjusting GAAP net income (loss) and GAAP earnings per diluted share to remove the impact of recurring amortization of acquisition-related intangibles and stock-based compensation expense, as well as restructuring related and non-recurring charges and gains and the tax effect of these adjustments. Such non-recurring charges and gains include end-of-life inventory purchase and related obsolescence, asset impairment, sale of a non-strategic minority investment in a private company, acquisition-related transaction costs, and costs to integrate such acquisitions into our business.

These non-GAAP measures are not in accordance with or an alternative to GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures, used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income (loss) or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income and non-GAAP earnings per diluted share should not be construed as an inference that these costs are unusual, infrequent, or non-recurring.

About EFI

EFI (www.efi.com) is a world leader in customer-focused digital printing innovation. EFI’s award-winning solutions, integrated from creation to print, deliver increased performance, cost savings and productivity. The company’s robust product portfolio includes Fiery digital color print servers; VUTEk superwide digital inkjet printers, UV and solvent inks; Rastek UV wide-format inkjet printers; Jetrion industrial inkjet printing systems; print production workflow and business process automation software; and corporate printing solutions.

The Electronics For Imaging, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7332

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release that could be deemed forward-looking statements include, but are not necessarily limited to, statements regarding the impact of the acquisition on our 2012 results, statements regarding our fourth quarter 2011 preliminary results, and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not necessarily limited to, unforeseen expenses; the difficulty of aligning expense levels with revenue; management’s ability to forecast revenues, expenses and earnings; any world-wide financial and economic difficulties and downturns; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; volatility in foreign exchange rates; the unpredictability of development schedules and commercialization of our OEM partners’ products and declines or delays in demand for our related products; changes in the mix of products sold; the uncertainty of market acceptance of new product introductions; intense competition in each of our businesses, including competition from products developed by EFI’s customers; challenge of managing asset levels, including inventory and variations in inventory levels; the uncertainty of continued success in technological advances; the challenges of obtaining timely, efficient and quality product manufacturing and components supplying; litigation involving intellectual property rights or other related matters; our ability to successfully integrate acquired businesses; and any other risk factors that may be included from time to time in the Company’s SEC reports.

The statements in this press release are made as of the date of this press release. EFI undertakes no obligation to update information contained in this press release. For further information regarding risks and uncertainties associated with EFI’s businesses, please refer to the sections entitled “Risk Factors,” “Factors That Could Adversely Affect Performance,” and other similar sections in our SEC filings and reports, including, but not limited to, EFI’s annual report on Form 10-K and its quarterly reports on Form 10-Q, copies of which may be obtained by contacting EFI’s Investor Relations Department by phone at 650-357-3828 or by email at investor.relations@efi.com or EFI’s Investor Relations website at http://www.efi.com.

NOTE TO EDITORS: The EFI logo, Fiery, VUTEk, and Jetrion are registered trademarks of Electronics For Imaging, Inc. in the U.S. and/or certain other countries. EFI, Monarch, Pace, Printsmith, Radius, and Rastek are trademarks of Electronics For Imaging, Inc. in the U.S. and/or certain other countries. CRETAPRINT is a registered trademark of Cretaprint, S.L. in Spain and/or certain other countries. All other terms and product names may be trademarks or registered trademarks of their respective owners, and are hereby acknowledged.

*	Reference Source: Sign and Digital Graphics Magazine (September 2011)

For more information:	Investor Relations:
Vincent Pilette	JoAnn Horne
Chief Financial Officer	Market Street Partners
EFI	415-445-3235
650-357-3500